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                                                                  Exhibit 10.256

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         ALLSTATE PLAZA SOUTH, SUITE G5C
                           NORTHBROOK, ILLINOIS 60062


                                  July 21, 2004

Bel Air Square LLC
2901 Butterfield Road
Oakbrook, Illinois 60523

              Re:      Allstate Life Insurance Company
                       Loan No. 122497
                       Tollgate Marketplace
                       Route 24 and Route 1
                       Bel Air, Maryland (the "Property")

Ladies and Gentlemen:

     Reference is made to our Commitment Letter dated June 23, 2004, as amended (the "Commitment") with respect to a $39,765,000 Loan (the "Loan") to INLAND BEL AIR SPE, L.L.C., a Delaware limited liability company, to be evidenced by a Mortgage Note (the "Note") of even date herewith in the principal amount of the Loan, guaranteed by an Indemnity Guaranty from BEL AIR SQUARE LLC, a Maryland limited liability company ("Bel Air"), which in turn is secured by an Indemnity Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust") encumbering the Property. Initially capitalized terms used but not otherwise defined in this letter agreement (the "Letter Agreement") have the same meanings given them in the Deed of Trust.

     In consideration of the execution and delivery of the documents evidencing, securing or otherwise pertaining to the Loan (the "Loan Documents"), Bel Air and we ("Lender") hereby agree as follows:

     1. RELATED AGREEMENT. This Letter Agreement shall constitute a Related Agreement.

     2. IMPOUNDS. With regard to the provisions contained in Section 1.06 of the Deed of Trust requiring Bel Air to deposit 1/12 of the annual amounts of real estate taxes, regular and special assessments and insurance premiums, Lender hereby agrees to defer collection of such monthly deposits for so long as
(i) Bel Air is the sole fee simple owner of the Property; (ii) no Event of Default exists under the Loan Documents and no condition or event exists which with notice, the passage of time, or both, would constitute an Event of Default;
(iii) at Lender's election, Bel Air either pays for a tax reporting service or Bel Air promptly and consistently furnishes evidence that taxes are being currently paid; and (iv) Bel Air promptly and consistently furnishes evidence that insurance premiums are being currently paid.

     3.     EARTHQUAKE INSURANCE. With regard to the provisions contained in
Section 1.02 of the Deed of Trust requiring Bel Air obtain earthquake insurance coverage on the Property,

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Lender hereby agrees to waive such requirement until such time as such coverage is available at commercially reasonable rates and in Lender's reasonable opinion such coverage is generally required by other institutional lenders.

     4. BEL AIR'S RIGHT TO TRANSFER THE PROPERTY. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, Bel Air shall have a one time right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Bel Air under the Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Transfer") to a party with experience, reasonably satisfactory to Lender, in managing property similar to the Property and whose financial condition is reasonably satisfactory to Lender ("Permitted Transferee"). The Permitted Transfer shall be further conditioned upon:

     (a) the payment by Bel Air to Lender of a transfer fee equal to one percent of the outstanding principal balance of the Note (a nonrefundable $5,000 deposit toward such transfer fee shall be due at the time Bel Air initially requests a Permitted Transfer, the balance of the transfer fee shall be due on the closing of the transaction);

     (b) the reimbursement of all of Lender's expenses, including legal fees, incurred in connection with the Permitted Transfer;

     (c) the Permitted Transferee and such general partners or principals of Permitted Transferee as Lender may request, assuming, in form and substance satisfactory to Lender, all obligations of Borrower and Bel Air under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement and the Nonrecourse Exception Indemnity Agreement, with the same degree of recourse liability as Borrower and Bel Air and subject to the same exculpatory provisions;

     (d) Lender's receipt of a title policy complying with the requirements of the Commitment, updated to the date of the Permitted Transfer, evidencing that such Permitted Transfer will not adversely affect Lender's first and prior lien on the Property or any other rights or interests granted to Lender under the Loan Documents;

     (e) Lender's receipt of opinions of counsel acceptable to Lender that all previous opinions, pertaining to Bel Air and Borrower are true with respect to the Permitted Transferee and the Permitted Transferee has duly assumed the Loan Documents, and same are valid and enforceable against Permitted Transferee and the Property; and that Bel Air has the requisite power and authority to properly transfer the Property;

     (f) the Property having maintained a Debt Coverage Ratio of not less than 225 percent for the 12 month period ending 30 days before the date of the Permitted Transfer and the Property having a projected Debt Coverage Ratio for the next 12 months based on the most recently approved and certified financial statements and annual rent roll of not 1ess than 225 percent;

     (g) the Permitted Transferee paying to Bel Air at least 40 percent cash down payment on the date of the Permitted Transfer;

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     (h)    Lender's receipt and approval of the purchase and sale contract and copies of the proposed transfer documentation;

     (i) Lender's receipt and approval of the Permitted Transferee's resume and financial statements; and

     (j) Lender's receipt and approval of an updated MAI appraisal by an appraiser satisfactory to Lender (prepared at Bel Air's expense) specifically confirming a loan to value ratio of no more than 60 percent.

     In addition, Bel Air shall have the right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Bel Air under the Loan Documents, to make a Permitted Transfer to Inland Western Retail Real Estate Trust, Inc. ("IWEST"), an indirect owner of Bel Air, so long as (x) Bel Air pays to Lender a transfer fee equal to $5,000,
(y) IWEST, assuming, in form and substance satisfactory to Lender, all obligations of Bel Air under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement, with the same degree of recourse liability as Bel Air and subject to the same exculpatory provisions, and (z) the conditions and requirements set forth in subparagraphs 4(b), (d) and (e) above are satisfied.

     Net Operating Income shall be certified to be true and correct by the managing general partner, manager or chief financial officer of Bel Air.

     5. RIGHT TO CHANGE OWNERSHIP INTERESTS IN BEL AIR. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, so long as IWEST maintains its status as a Real Estate Investment Trust (a "REIT"), any encumbrance, security interest or assignment or transfer of ownership of all types and classes of the shares of IWEST shall not constitute an improper encumbrance or transfer.

     6. INSURANCE. Lender hereby approves the insurance evidenced by the certificates attached as EXHIBIT A hereto.

     7. PROPERTY MANAGER. Lender hereby approves Inland Northwest Management Corp. as manager of the Property, subject to its execution of the letter attached as EXHIBIT B hereto.

     8. REPAIR OBLIGATION. A number of tenant estoppel letters report that the parking lot disrepair and roof leaks. Borrower shall, on or before January 1, 2005, and in a manner and with results that are reasonably satisfactory to Lender, make necessary parking lot repairs and appropriate roof repairs to remedy any active roof leaks (the "Repairs"). Additionally, pursuant to that certain Estoppel Certificate dated as of May 18, 2004, executed by Jo-Ann Stores, Inc., an Ohio corporation, ("Jo-Ann"), Borrower shall also make certain repairs to a crack in the dry wall on the rear exterior of the premises rented by Jo-Ann ("Jo-Ann Repairs" together with Repairs shall hereinafter be collectively referred to as "Repairs"). Borrower's agreement to effect the Repairs shall be governed by this Letter Agreement. Borrower's failure to effect the Repairs on or before January 1, 2005, in a manner and with results that are reasonably satisfactory to Lender shall be an Event of Default under the Note, the Deed of Trust and other Related Agreements.

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     9.     RIGHTS PERSONAL TO BEL AIR. The rights granted to Bel Air in paragraphs 2, 3, 4, 5, 6, and 7 of this Letter Agreement shall be personal to Bel Air and shall not inure to the benefit of any subsequent owner of the Property. In the event Lender transfers all or any part of the Loan or any interest in the Loan Documents to any other person or entity, Lender agrees to notify such transferee(s) of the existence of this Letter Agreement and the fact that it is binding upon Lender's successors and assigns by delivering such transferee(s) a true, correct and complete copy of this Letter Agreement concurrently with such transfer accompanied by a letter of transmittal from Lender advising such transferee(s) of the binding nature of the provisions of this Letter Agreement. Lender will send a copy of its letter of transmittal and the enclosure to Bel Air, and Bel Air's name will be shown on the face of the original letter of transmittal as an addressee thereof.

                              Very truly yours,

                              ALLSTATE LIFE INSURANCE COMPANY
                              an Illinois insurance corporation

                              By:
                                 ------------------------------------------

                              By:
                                 ------------------------------------------
                                    Its Authorized Signatories


                              Accepted and agreed:

                              BEL AIR SQUARE LLC
                              a Maryland limited liability company

                              By: /s/ [ILLEGIBLE]
                                 --------------------------------
                              Name: [ILLEGIBLE]
                                   ------------------------------
                                    Authorized Person


Dated: July 21, 2004

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                                    EXHIBIT A

                             INSURANCE CERTIFICATES

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                                    EXHIBIT B

                             PROPERTY MANAGER LETTER

                        INLAND NORTHWEST MANAGEMENT CORP.

                                  July 21, 2004

Allstate Life Insurance Company
c/o Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 West Sanders Road
Northbrook, Illinois 60062
Attention: Commercial Mortgage Division

             Re:    Allstate Life Insurance Company
                    Loan No. 122497
                    Tollgate Marketplace
                    Route 24 and Route 1
                    Bel Air, Maryland (the "Property")

Ladies and Gentlemen:

          The undersigned ("Manager") is the current property manager of the Property pursuant to that certain Management Agreement (the "Agreement") dated July 21, 2004, by and between BEL AIR SQUARE LLC, a Maryland limited liability company ("Owner") and Manager. In consideration of your making the Loan to Owner (Manager being an affiliate of Owner), Manager acknowledges and agrees to the following:

     1. Allstate, in its sole discretion, may terminate the Agreement by notice to Manager upon acquisition by Allstate of title to the Property by foreclosure, deed in lieu of foreclosure, or other transfer of the Property or upon Allstate otherwise obtaining possession of the Property by any lawful means. Upon the appointment of a receiver or court appointed officer, either Allstate or such receiver or officer may terminate the Agreement in its sole discretion by notice to Manager.

     2. Manager waives any right to create a lien against the Property to secure payment of unpaid management fees.

     3. Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees paid or payable to Manager thereafter shall be subordinate to amounts owed to Allstate under such Loan documents.

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     4.   Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees and other sums received by Manager thereafter in connection with management of the Property shall be held in trust for the benefit of Allstate.

     5. Until Allstate elects to terminate the Agreement as provided herein, Manager will perform all of its obligations, covenants, conditions and agreements under the Agreement for the benefit of Allstate and its successors and assigns, so long as Allstate performs the duties and obligations of Owner under the Agreement accruing after the date Allstate exercises its rights under the Deed of Trust.

                              INLAND NORTHWEST MANAGEMENT CORP.

                              By:
                                 -------------------------------
                                    Its
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